Exhibit 99.1
FOR IMMEDIATE RELEASE
ASYST REPORTS RESULTS FOR SECOND QUARTER OF FISCAL 2007
     FREMONT, Calif., Nov. 8, 2006 — Asyst Technologies, Inc. (NASDAQ: ASYT), a leading provider of integrated automation solutions that enhance semiconductor and flat panel display manufacturing productivity, today reported financial results for its fiscal second quarter ended Sept. 30, 2006.
     Net sales for the quarter were $123 million, up from $117 million in the prior sequential quarter. Net sales of tool and fab automation products at ATI were $50 million, which compares with $51 million in the prior sequential quarter. Net sales of Automated Material Handling Systems (AMHS) at Asyst Shinko, Inc. (ASI) were $72 million, which compares with $66 million in the prior sequential quarter.
     For the fiscal second quarter, net loss according to GAAP was $2.4 million, or $(0.05) per share, which compares with a net loss of $0.5 million, or $(0.01) per share, in the prior sequential quarter. Net loss for the quarter included the following:
•	Purchase accounting adjustments of $4.4 million net of tax related to the purchase of an additional 44.1% of ASI, which closed on July 14, 2006. This includes $3.0 million charged to cost-of-sales and $1.4 million for the write-off of in-process research and development costs. The company currently is finalizing its purchase accounting analysis, which will result in adjustments to certain values that the company estimates will increase GAAP net loss by up to $0.01 per share from these fiscal second quarter results. Any adjustments will be reflected upon filing of the company’s Form 10-Q for the quarter ended Sept. 30, 2006.

•	$2.8 million in legal and accounting fees and expenses related to the company’s previously announced inquiry into past stock option grants and practices.

•	A benefit of $5.2 million (approximately $3.0 million net of tax) related to reduction of the allowance for bad debt.
     Non-GAAP net income, which excludes these charges, the net impact of intangibles amortization, stock-based compensation expense and certain other costs, but includes the impact of the reduction in the bad debt provision, was $8.2 million, or $0.17 per share, which compares with non-GAAP net income of $4.4 million, or $0.09 per share for the prior sequential quarter. The company has consistently included the impact of increases or decreases in the allowance for bad debt in its GAAP and non-GAAP operating results.
     Total bookings for the quarter were $119 million, which compares with $172 million in the prior sequential quarter. Bookings at ATI were $50 million, down 9% from $55 million in the fiscal first quarter. Bookings at ASI were $69 million, which was down from $118 million in the prior sequential quarter. ASI’s bookings were expected to decline following two near-record quarters in which multiple key customers placed orders for projects that are expected to take 6 to 12 months to fully install. The company’s overall book-to-bill ratio was 0.97:1 and backlog as of the end of the quarter was approximately $207 million.
     “Results for the fiscal second quarter were in line with our current objectives and reflected the impact of our increased ownership in ASI as of mid-July,” said Steve Schwartz, chairman and chief executive officer of Asyst. “Our focus going forward is to maximize the return on this increased ownership. This includes new products that already are being evaluated by customers, improvements in the ASI supply chain that promise more competitive costs, a unified sales approach that gives us opportunities to package higher level solutions for customers, greater emphasis on services, and other cost and tax synergies. In addition, in the fiscal third quarter we expect ASI’s bookings to rise as a number of key customers place orders for the next phases of their ongoing capacity expansion. This gives us increased confidence in the industry outlook for calendar year 2007 and in our opportunity to continue to leverage our ongoing operational improvements.”
     The company provided the following guidance for the fiscal third quarter (ending Dec. 31, 2006) and subsequent periods:
•	Net sales for the fiscal third quarter are expected to be in the range of $125 to $135 million.

•	Gross margin at ATI is expected to be in the range of 41% to 43%. Gross margin at ASI (excluding the impact of acquisition-related charges reflected in ASI’s gross margin for the fiscal second quarter) is expected to be essentially flat in the fiscal third quarter, but over ensuing quarters is expected to return to the company’s near-term targeted range of 26% to 30%.

•	For the fiscal third quarter, GAAP operating results are expected to be in the range of breakeven to a net loss of $1 million, or $0.00 to $(0.02) per share.

•	Non-GAAP net income for the fiscal third quarter is expected to be in the range of $6 million to $7.5 million, or $0.12 to $0.15 per share. In calculating non-GAAP net income, the company expects to exclude:
•	Approximately $2.0 million of legal and accounting fees and expenses related to the company’s now-completed inquiry into past stock option grants and practices (and the follow-on derivative actions).

•	$3.6 million of intangibles amortization, net of taxes.

•	$1.6 million of stock option and stock compensation expense.
About Asyst
Asyst Technologies, Inc. is a leading provider of integrated automation solutions that enable semiconductor and flat panel display (FPD) manufacturers to increase their manufacturing productivity and protect their investment in materials during the manufacturing process. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst’s modular, interoperable solutions allow chip and FPD manufacturers, as well as original equipment manufacturers, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst’s homepage is http://www.asyst.com
Conference Call Details
A live webcast of the conference call to discuss the quarter’s results will take place today at 5:00 pm Eastern Time. The webcast will be publicly available on Asyst’s website at http://www.asyst.com and accessible by going to the investor relations page and clicking on the “webcast” link. For more information, including this press release, any non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between those GAAP and non-GAAP financial measures, as well as any other material financial and other statistical information contained in the webcast, please visit Asyst’s website at www.asyst.com. A replay of the Webcast may be accessed via the same procedure. In addition, a standard telephone instant replay of the conference call is available by dialing (303) 590-3000, followed by the passcode 11075210 #. The audio instant replay is available from Nov. 8 at 7:00 pm Eastern Time through Nov. 23 at 2:59 a.m. Eastern Time.
About Our Non-GAAP Operating Results and Adjustments
To supplement our consolidated financial results prepared under generally accepted accounting principles

(“GAAP”), we use a non-GAAP measure of operating results that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Our non-GAAP net income (loss) gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. This measure is not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. We compute non-GAAP net income (loss) by adjusting GAAP net income (loss) for the impact of amortization of acquisition-related intangibles, restructuring and impairment charges, costs related to events outside the normal course of business, and other non-cash charges and gains. The presentation of this additional information should not be considered in isolation or as a substitute for net income (loss) prepared in accordance with GAAP.
Forward Looking Statements
Except for statements of historical fact, the statements in this release are forward-looking. The forward-looking statements include statements regarding future financial results; and other factors more fully detailed in the company’s annual report on Form 10-K for the year ended March 31, 2006, and other reports filed with the Securities and Exchange Commission. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: uncertainties whether the expected range of results discussed above will change as Asyst finalizes and files its financial statements; uncertainties relating to the time needed to complete the financial review and preparation of financial statements by Asyst, and the time needed by our independent registered public accounting firm to complete its audit, review and other procedures relating to the financial statements; the outcome of the previously announced SEC and Department of Justice inquiries into our past stock option grants and practices; distraction of management’s attention from our operations as a result of past or future issues relating to past option grants; uncertainties arising from our inability to maintain effective internal control over financial reporting; the likelihood that fees and expenses associated with the special committee inquiry, governmental inquiries, accounting review, pending and potential lawsuits, or other matters arising from the company’s prior stock option practices are or will be material in any reporting period; requests by current or former officers and directors of the company for indemnification or advancement or reimbursement of fees and expenses; the impact of lawsuits or other proceedings initiated in relation to the matters discussed above or the company’s prior stock option grant practices; uncertainty that these or other matters could comprise a material weakness in the Company’s internal control over financial reporting, which could prevent the company from timely meeting its future reporting requirements or obligations to maintain effective internal control; distraction of management’s attention from our operations; volatility in our stock price pending resolution of or resulting from the matters discussed above; the volatility of semiconductor industry cycles; our ability to achieve forecasted revenues, margins and profits; failure to respond to rapid demand shifts; dependence on a few significant customers; the timing and scope of decisions by customers to transition and expand fabrication facilities; continued risks associated with the acceptance of new products and product capabilities; the risk that customers will delay, reduce or cancel planned projects or bookings and thus delay recognition or the amount of our anticipated revenue; competition in the semiconductor equipment industry and specifically in AMHS; failure to retain and attract key employees; and other factors more fully detailed in the company’s annual report on Form 10-K for the year ended March 31, 2006, and other reports filed with the Securities and Exchange Commission.
“Asyst” is a registered trademark of Asyst Technologies, Inc. “Asyst Shinko” is a trademark of Asyst Shinko, Inc. All Rights Reserved.

Contact:	John Swenson
Vice President, Investor Relations & Corporate Communications
510-661-5000
(Tables to Follow)

ASYST TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	September 30,	March 31,
	2006	2006

ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$87,466	$109,926
Accounts receivable, net	161,983	141,453
Inventories	54,124	33,219
Prepaid expenses and other	23,529	26,831

Total current assets	327,102	311,429

LONG-TERM ASSETS:
Property and equipment, net	24,684	23,108
Goodwill	81,003	58,840
Intangible assets, net	50,850	19,334
Other assets	6,815	2,583

Total long-term assets	163,352	103,865

Total assets	$490,454	$415,294

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term loans and notes payable	$23,506	$1,443
Current portion of long-term debt and capital leases	7,221	1,368
Accounts payable	111,644	88,785
Accrued liabilities	70,161	62,902
Deferred revenue	7,609	5,335

Total current liabilities	220,141	159,833

LONG-TERM LIABILITIES:
Convertible notes	86,250	86,250
Long-term debt and capital leases, net of current portion	60,912	918
Deferred tax and other long-term liabilities	26,911	14,093

Total long-term liabilities	174,073	101,261

MINORITY INTEREST	6,037	66,521

SHAREHOLDERS’ EQUITY:	90,203	87,679

Total liabilities, minority interest and shareholders’ equity	$490,454	$415,294

ASYST TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
		(as restated)		(as restated)
NET SALES	$122,649	$124,595	$239,630	$242,046
COST OF SALES	87,807	81,145	163,731	164,888

Gross profit	34,842	43,450	75,899	77,158

OPERATING EXPENSES:
Research and development	9,250	7,118	17,834	14,220
Selling, general and administrative	20,433	22,226	41,633	41,451
Amortization of acquired intangible assets	4,992	4,714	8,316	9,632
Restructuring charges (credits)	(26)	—	1,786	93

	34,649	34,058	69,569	65,396

Operating income	193	9,392	6,330	11,762

Other income (expense), net	(698)	(911)	(803)	(1,470)

Income (loss) before provision for income taxes and minority interest	(505)	8,481	5,527	10,292
PROVISION FOR INCOME TAXES	(1,994)	(6,583)	(6,316)	(9,684)
MINORITY INTEREST	60	(3,533)	(2,027)	(5,937)

NET LOSS PRIOR TO CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(2,439)	(1,635)	(2,816)	(5,329)
Cumulative effect of change in accounting principle	—	—	(103)	—

NET LOSS	$(2,439)	$(1,635)	$(2,919)	$(5,329)

Basic and Diluted net loss per share
Prior to cumulative effect of change in accounting principle	$(0.05)	$(0.03)	$(0.06)	$(0.11)
Cumulative effect of change in accounting principle	—	—	(0.00)	—

BASIC AND DILUTED NET LOSS PER SHARE	$(0.05)	$(0.03)	$(0.06)	$(0.11)

SHARES USED IN THE PER SHARE CALCULATION — BASIC AND DILUTED	48,854	47,963	48,723	47,879

ASYST TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET (INCOME) LOSS TO NON-GAAP NET INCOME (LOSS)
(Unaudited; in thousands, except per share data)

	Three Months Ended
	September 30, 2006		June 30, 2006	September 30, 2005
				(as restated)
GAAP net loss	$(2,439)		$(480)	$(1,635)
Adjustments:
Stock based compensation expense	1,723		1,430	416
Cumulative effect of change in accounting principle	—		(103)	—
Amortization of intangible assets	4,992		3,324	4,714
Restructuring and impairment charges	(26)		1,812	—
Stock — option investigation expenses	2,750		—	—
Acquisition of ASI expenses	4,392		—	—
Severance charges	—		317	—
Income tax benefit relating to amortization of intangible assets and ASI acquisition (1)	(3,116	)(1)	(1,091)	(1,592)
Minority interest relating to the ASI adjustments above (2)	(83	)(2)	(810)	(1,159)

Total adjustments	10,632		4,879	2,379

Non-GAAP net income	$8,193		$4,399	$744

Non-GAAP net income per basic share	$0.17		$0.09	$0.02

Non-GAAP net income per diluted share	$0.17		$0.09	$0.02

Weighted shares used in the per share calculation — basic	48,854		48,600	47,963

Weighted shares used in the per share calculation — diluted	49,649		49,691	48,522

(1)	Income tax adjustment relating to the amortization of intangibles attributable to ASI.

(2)	Reflects 4.9% minority interest adjustment relating to the net adjustments at ASI.
ASYST TECHNOLOGIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited; in thousands, except per share data)

	Three Months Ended September 30, 2006
			Consolidated Under
	ATI	ASI	GAAP
SUPPLEMENTAL STATEMENT OF OPERATIONS
NET SALES	$50,314	$72,335	$122,649
COST OF SALES	28,342	59,465	87,807

Gross profit	21,972	12,870	34,842

OPERATING EXPENSES:
Research and development	5,800	3,450	9,250
Selling, general and administrative	17,773	2,660	20,433
Amortization of acquired intangible assets	184	4,808	4,992
Restructuring credits	(26)	—	(26)

Total operating expenses	23,731	10,918	34,649

Operating income (loss)	(1,759)	1,952	193

Other income (expense), net	(853)	155	(698)

Income (loss) before provision for income taxes and minority interest	(2,661)	2,156	(505)
PROVISION FOR INCOME TAXES	(293)	(1,701)	(1,994)
MINORITY INTEREST	(46)	106	60

NET INCOME (LOSS)	$(3,000)	$561	$(2,439)

Basic net income (loss) per share

BASIC NET INCOME (LOSS) PER SHARE	$(0.06)	$0.01	$(0.05)

SHARES USED IN THE PER SHARE CALCULATION — BASIC	48,854	48,854	48,854

Diluted net income (loss) per share

DILUTED NET INCOME (LOSS) PER SHARE	$(0.06)	$0.01	$(0.05)

SHARES USED IN THE PER SHARE CALCULATION — DILUTED	48,854	49,649	48,854